UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

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Digital Insight Corporation

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SEC 1913 (3-99)

DIGITAL INSIGHT CORPORATION

26025 Mureau Road

Calabasas, CA 91302

Dear Stockholders:

You are cordially invited to attend Digital Insight Corporation’s annual meeting of stockholders to be held on Monday, May 24, 2004, at 10:00 a.m. at our Westlake Village facilities located at 5601 North Lindero Canyon Road, Westlake Village, California 91362.

In connection with the meeting, we are providing you with a Proxy Statement, a proxy card, and our Annual Report to Stockholders, which contains our audited consolidated financial statements for the year ended December 31, 2003 as well as information about our company.

Your vote is important. Please specify your voting preferences by marking, dating, and signing the enclosed proxy card, then promptly returning it in the accompanying reply envelope, whether or not you plan to attend the meeting. If you are a stockholder of record and do attend and wish to vote in person, you may revoke your proxy at the meeting. If you do plan to attend the meeting, we ask that you check the proxy card in the space provided in order to assist us with meeting preparations.

On behalf of the entire Board of Directors and management of Digital Insight Corporation, thank you for your careful consideration of the matters presented, and for your continued support of Digital Insight.

Sincerely,

/s/    JEFFREY E. STIEFLER

Jeffrey E. Stiefler

Chairman, President and Chief Executive Officer

Calabasas, California

March 31, 2004

i

DIGITAL INSIGHT CORPORATION

26025 Mureau Road

Calabasas, CA 91302

(818) 871-0000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m. on Monday, May 24, 2004

PLACE	Our offices at 5601 North Lindero Canyon Road, Westlake Village, California, 91362

ITEMS OF BUSINESS	1. Elect two (2) Class II Directors;

2. Ratify the appointment of Deloitte & Touche LLP as our independent public accountants for the year ending December 31, 2004; and

3. Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

RECORD DATE	You are entitled to vote if you were a stockholder at the close of business on Wednesday, March 31, 2004.

VOTING BY PROXY	Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. For specific instructions, please refer to the Questions and Answers section beginning on page 1 of this Proxy Statement and the instructions on the proxy card.

We intend to mail this Proxy Statement and the accompanying proxy card on or about April 15, 2004 to all stockholders entitled to vote at the annual meeting.

By Order of the Board of Directors,

/s/    TAE J. RHEE

Tae J. Rhee

Secretary

Calabasas, California

March 31, 2004

To assure that your shares are represented at the meeting, please complete, date and sign the enclosed proxy and mail it promptly in the postage-paid envelope provided, whether or not you plan to attend the meeting. You can revoke your proxy at any time before it is voted.

DIGITAL INSIGHT CORPORATION

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 24, 2004

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	WHY AM I RECEIVING THESE MATERIALS?

A:	The Board of Directors of Digital Insight Corporation, a Delaware corporation, is providing these proxy materials for you in connection with our annual meeting of stockholders, which will take place on May 24, 2004. As a stockholder, you are invited to attend the meeting and are entitled to and requested to vote on the proposals described in this Proxy Statement.

Q:	WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A:

The information included in this Proxy Statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly paid executive officers, and certain other required information. Our 2003 Annual Report and our 2003 Form 10-K, including our full 2003 consolidated financial statements, are also enclosed. If any person who was a beneficial owner, as described below, of our common stock on the record date for the 2004 annual meeting desires additional copies of our Annual Report or Form 10-K, such copies will be furnished without charge upon receipt of a written request. The request should identify the person making the request as a stockholder and should be directed to:

DIGITAL INSIGHT CORPORATION

26025 Mureau Road

Calabasas, California 91302

Attn: Investor Relations

We also make our 2003 Annual Report and Form 10-K available through our website at http://www.digitalinsight.com, free of charge, as soon as reasonably practicable after we file the Form 10-K with the Securities and Exchange Commission, also referred to as the SEC.

Q:	WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING?

A:	There are two proposals scheduled to be voted on at the meeting: (1) the re-election of two (2) Class II Directors; and (2) the ratification of the appointment of Deloitte & Touche LLP as our independent public accountants for the year ending December 31, 2004.

Q:	WHAT IS THE VOTING RECOMMENDATION?

A:	Our Board of Directors recommends that you vote your shares “FOR” the nominees to the Board and “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent public accountants for the year ending December 31, 2004.

Q:	WHAT SHARES CAN I VOTE?

A:	All shares owned by you as of the close of business on March 31, 2004, the Record Date, may be voted by you. These shares include (1) shares held directly in your name as the Stockholder of Record, including shares purchased through our Employee Stock Purchase Plan and our employee stock option plans, and (2) shares held for you as the Beneficial Owner through a stock broker, bank, or other nominee.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A:	Most of our stockholders hold their shares through a bank, brokerage firm or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, EquiServe Trust Company, N.A., you are considered, with respect to those shares, the Stockholder of Record, and these proxy materials are being sent directly to you by us. As the Stockholder of Record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed or sent a proxy card for you to use.

Beneficial Owner. If your shares are held by a bank, brokerage firm or other nominee, you are considered the Beneficial Owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the Stockholder of Record. As the Beneficial Owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. However, since you are not the Stockholder of Record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Q:	HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

A:	Shares held directly in your name as the Stockholder of Record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. If you are the Beneficial Owner of the shares, you must have a signed proxy from the Stockholder of Record.

Even if you currently plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:	HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?

A:	Whether you hold shares directly as the Stockholder of Record or in street name as a Beneficial Owner, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

Q:	CAN I CHANGE MY VOTE?

A:	You may change your proxy instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by sending our Secretary written notice of your revocation, granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q:	HOW ARE VOTES COUNTED?

A:	In the election of directors, you may vote “FOR” a nominee or your vote may be “WITHHELD” with respect to any nominee. For the proposal ratifying the appointment of Deloitte & Touche LLP, and for all other proposals that may properly come before the meeting, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you hold shares directly as a Stockholder of Record and you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” the nominees to the Board and in the discretion of the proxy holders on any other matters that properly come before the meeting, and “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent public accountants for the year ending December 31, 2004).

Q:	WHAT IS THE VOTING REQUIREMENT TO APPROVE A PROPOSAL?

A:	In the election of directors, the persons receiving the highest number of “FOR” votes will be elected. All other proposals require the affirmative “FOR” vote of a majority of those shares present and entitled to vote. If you are a Beneficial Owner and do not provide the Stockholder of Record with voting instructions, your shares may constitute Broker Non-Votes, as described in “WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?” below. In tabulating the voting result for any particular proposal, shares that constitute Broker Non-Votes are not considered entitled to vote on that proposal.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION CARD?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A:	We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of 2004.

Q:	WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE MEETING?

A:	Other than the two proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Jeffrey E. Stiefler, our Chairman, President and Chief Executive Officer, and Elizabeth S.C.S. Murray, our Executive Vice President and Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason either of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate(s) as may be nominated by the Board of Directors.

Q:	WHAT CLASSES OF SHARES ARE ENTITLED TO BE VOTED?

A:	Each share of our common stock outstanding as of the close of business on the Record Date is entitled to vote on all items being voted upon at the annual meeting. On the Record Date, we had 35,073,346 shares of common stock issued and outstanding.

Q:	WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?

A:	The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares present in person or represented by proxy and entitled to be voted. Both abstentions and Broker Non-votes are counted as present for the purpose of determining the presence of a quorum. Abstentions are also counted as shares present and entitled to be voted. Broker Non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, Broker Non-votes will not affect the outcome of any of the matters being voted upon at the meeting. Generally, Broker Non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the Beneficial Owner, and (2) the broker lacks discretionary voting power to vote such shares.

Q:	WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETING?

A:	Digital Insight is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q:	MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR’S ANNUAL MEETING OF STOCKHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A:	Subject to the limitations set forth below, any stockholder entitled to vote at the next annual meeting of stockholders may submit proposals for consideration at such meeting. We expect to hold our 2005 annual meeting of stockholders in May 2005. In order for any proposal by a stockholder of Digital Insight to be considered for inclusion in our proxy materials for the 2005 annual meeting of stockholders, the written proposal must be received by us no later than December 16, 2004. We will determine whether or not to include any such proposals in the proxy materials in accordance with applicable law, including the SEC regulations.

In order for a stockholder proposal, including director nominations, to be raised from the floor during the 2005 annual meeting of stockholders, certain conditions set forth in Section 2.14 of our bylaws must be complied with, including delivery of notice to us not less than 60 days, nor more than 90 days, prior to the meeting as originally scheduled. However, in the event that less than 65 days notice or public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 7th day following the date on which the notice of the date of meeting was mailed. In no event will the public announcement of an adjournment of a stockholders meeting commence a new time period for the giving of a stockholder’s notice as described above.

You may contact the Secretary at our corporate headquarters for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSAL ONE

ELECTION OF DIRECTORS

At the annual meeting, two directors are to be elected for three-year terms. Our Board is divided into three classes, and each director serves for a staggered three-year term. The Board is currently comprised of two Class I Directors (Henry T. DeNero and Jeffrey E. Stiefler), two Class II Directors (Michael R. Hallman and Greg J. Santora) and three Class III Directors (John C. Dorman, James H. McGuire and Robert L. North). At each annual meeting, the successors to the directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The terms of the Class I, Class II and Class III Directors will expire upon the election and qualification of successor directors at the 2006, 2007 and 2005 annual meeting of stockholders, respectively. The Board of Directors elected Jeffrey E. Stiefler as a Class I Director and Chairman in August 2003, expanding its size from six to seven, as permitted by our bylaws. Mr. Dorman resigned as Chairman in August 2003, and continues to serve as a Class III Director.

The Board has nominated Messrs. Hallman and Santora to stand for re-election to continue to serve as Class II Directors for a term of three years. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Messrs. Hallman and Santora. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee(s) as the Board of Directors may select. The nominees for election have agreed to serve if elected, and management has no reason to believe that either nominee will be unable to serve.

The Board of Directors recommends a vote “FOR” the named nominees.

PROPOSAL TWO

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

On March 26, 2004, the Audit Committee engaged the accounting firm Deloitte & Touche LLP to serve as our independent public accountants. The Board, upon recommendation of the Audit Committee, concurred with the appointment of this firm. A proposal to ratify that appointment for the year ending December 31, 2004 will be presented at the annual meeting. PricewaterhouseCoopers LLP previously served as our independent public accountants until March 22, 2004. Additional information regarding PricewaterhouseCoopers LLP and Deloitte & Touche LLP is set forth in the Audit Committee report on page 19 of this Proxy Statement.

Neither our certificate of incorporation nor our bylaws require that the stockholders ratify the selection of our independent public accountants. We are doing so, as we have in years past, because we believe it is a matter of good corporate practice. If our stockholders do not ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP, but may, nonetheless, retain such independent public accountants. Even if the selection is ratified, the Board and the Audit Committee may, in their discretion, change the appointment at any time if they determine that such change would be in the best interests of Digital Insight and its stockholders.

The Board of Directors recommends a vote “FOR” the appointment of Deloitte & Touche LLP to serve as our independent public accountants for the year ending December 31, 2004.

INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth certain information regarding the company’s director nominees, its five incumbent directors whose terms will continue following the annual meeting, and its executive officers.

Statement Regarding Corporate Governance and Director Independence

The company has reviewed internally and with the Board applicable provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC, and the Nasdaq’s new corporate governance listing standards. Accordingly, we have taken several measures to formalize our corporate governance standards. We have established the Board position of Lead Independent Director, currently occupied by Mr. Hallman, authorized by the Board to perform certain duties, including: calling and chairing regularly scheduled and special executive sessions of the Board; informing the Chairman of items the Lead Independent Director believes should be included in a Board meeting agenda; and representing the independent directors of the Board on matters for which the view of such independent directors, rather than the Board as a whole, are sought. All of our non-employee directors, Messrs. DeNero, Hallman, McGuire, North, and Santora, which constitute a majority of the Board, meet the criteria for independence established by the listing standards of the Nasdaq stock market. As discussed more fully below, members of the Board’s Audit, Compensation and Nominating and Corporate Governance Committees are all independent. Our Nominating and Corporate Governance Committee and the Board have adopted a code of ethics and business conduct that applies to our employees, including our principal executive officers, chief financial officer, general counsel and controller, and our directors. Among other matters, the code establishes standards designed to deter wrongdoing and promote honest and ethical conduct. We have also amended our Audit Committee and Compensation Committee charters and formally adopted a charter for our Nominating and Corporate Governance Committee, in each case taking into account the new rules and standards. You can access our committee charters and our code of ethics and business conduct on our website at http://www.digitalinsight.com/investor_relations/index.html or by writing to us at:

Digital Insight Corporation

26025 Mureau Road

Calabasas, California 91302

Attn: Investor Relations

Nominees for Class II Director

Michael R. Hallman. Mr. Hallman has been a director of Digital Insight since April 2001, and currently serves as our Lead Independent Director, a position which is set forth in the section above captioned “Statement Regarding Corporate Governance and Director Independence.” Mr. Hallman, 58, founded The Hallman Group, a management consulting firm, in 1992. From February 1990 to March 1992, he was President and Chief Operating Officer of Microsoft Corporation, and from 1987 to 1990, served as Vice President of the Boeing Company and President of Boeing Computer Services. From 1967 to 1987, Mr. Hallman worked for IBM Corporation in various sales and marketing executive positions, including as Vice President of Field Operations. Mr. Hallman also serves as a director of Intuit Inc., InFocus Corporation, WatchGuard Technologies and Network Appliance Corporation. He received his BA and an MBA from the University of Michigan.

Greg J. Santora. Mr. Santora has been a director of Digital Insight since October 2002. Mr. Santora, 52, has served as Chief Financial Officer of Shopping.com since December 2003. Mr. Santora was previously Senior Vice President and Chief Financial Officer of Intuit Inc. from July 1997 until January 2003. He held other senior finance positions at Intuit, including Vice President of Finance and Corporate Services from November 1996 to July 1997, and Corporate Controller from February 1996 to November 1996. Prior to joining Intuit, Mr. Santora held various senior financial roles at Apple Computer from May 1983 to January 1996. Mr. Santora also serves as a director of LookSmart, Ltd. and Align Technology, Inc. Mr. Santora received his BA in accounting from the University of Illinois and an MBA from San Jose State University.

Incumbent Class I Directors (Terms expire in 2006)

Henry T. DeNero. Mr. DeNero has been a director of Digital Insight since October 2002. From March 1999 to January 2001, Mr. DeNero, 58, served as Chairman and Chief Executive Officer of HomeSpace, Inc., an Internet mortgage and real estate services provider which was acquired by LendingTree, Inc. Prior to that, he served as Executive Vice President of First Data Corporation from July 1995 to December 1998. Mr. DeNero also serves as a director of Western Digital Corporation, THQ, Inc. and Banta Corporation. Mr. DeNero received his bachelor’s degree in Psychology from Amherst College and an MBA from Stanford University.

Jeffrey E. Stiefler. Mr. Stiefler has been our Chairman, President, and Chief Executive Officer since August 2003. Prior to joining Digital Insight, Mr. Stiefler, 57, served as an adviser for North Castle Partners from November 2001 to July 2003, as Vice Chairman of Walker Digital Corporation from August 2000 to September 2001, as President of Telephony@Work from September 2001 to March 2002, and as an operating partner for McCown DeLeeuw & Company from November 1995 to July 2000, where he also served as chairman or CEO for several service-outsourcing companies. Prior to his experience with these private equity firms, Mr. Stiefler served as President of American Express from August 1993 to September 1995, and previously as Chief Executive Officer of American Express Financial Advisors Inc. since July 1991, and President of American Express Financial Advisors Inc. since September 1990. Prior to that, he had been Executive Vice President for Sales and Marketing of American Express Financial Advisors Inc. Earlier in his career, Mr. Stiefler held several senior positions within Citicorp’s consumer banking group. Mr. Stiefler also serves as a director of Education Lending Group, Inc., a provider of financial aid products. Mr. Stiefler received his BA from Williams College and an MBA from Harvard University.

Incumbent Class III Directors (Terms Expire 2005)

John C. Dorman. Mr. Dorman served as Digital Insight’s Chief Executive Officer from October 1998 to August 2003, and was also Digital Insight’s President from October 1998 to February 2001, and from November 2002 to August 2003. Mr. Dorman has been a director since October 1998 and served as Chairman of the Board from June 1999 to August 2003. Previously, Mr. Dorman, 53, was Senior Vice President for Oracle Worldwide Financial Services from August 1997 to October 1998. Prior to joining Oracle, Mr. Dorman was founder, Chairman, President, and Chief Executive Officer of Treasury Services Corporation, known as TSC, a provider of management information solutions to the financial services industry, from 1983 to 1997. TSC was sold to Oracle in 1997. Prior to serving at TSC, Mr. Dorman spent 11 years in the banking industry as a senior financial executive for Union Bank of California. Mr. Dorman received his BA from Occidental College and an MBA in finance from the University of Southern California.

James H. McGuire. Mr. McGuire has been a director of Digital Insight since March 1997 and served as Chairman of the Board from its inception until June 1999. Mr. McGuire, 60, has served as President of NJK Holding Corporation, an investment company, since 1992. Mr. McGuire also serves as a director of Sylvan Learning Systems, a provider of educational services. Mr. McGuire received his BA in finance from the University of Notre Dame.

Robert L. North. Mr. North has been a director of Digital Insight since June 1997. Mr. North, 68, was Chairman of the Board of HNC Software, Inc. from January to June of 2000 and served as the Chief Executive Officer of HNC Software, Inc. from April 1987 to January 2000. Mr. North is also a director of Peerless Systems Corporation, a provider of software-based embedded imaging systems. Mr. North holds BS and MS degrees in electrical engineering from Stanford University.

Executive Officers and Other Key Employees

Elizabeth S.C.S. Murray.* Ms. Murray has served as our Executive Vice President and Chief Financial Officer since March 2002. Ms. Murray, 48, previously served as Executive Vice President, Chief Financial

Officer and Treasurer of Korn/Ferry International from July 1998 to March 2002. Prior to that, Ms. Murray served as Executive Vice President and Chief Financial Officer of Tycom Inc. from June 1997 to December 1997, and from 1994 to June 1997 she was the Chief Financial Officer and Vice President of Hughes Communications, Inc., a subsidiary of Hughes Electronics Corporation. Ms. Murray is a Chartered Accountant with the Institute of Chartered Accountants in Scotland and received her BA in business studies from Robert Gordon University.

Joseph M. McDoniel.* Mr. McDoniel has served as our Executive Vice President, Product, Engineering and Operations since February 2004. Mr. McDoniel, 63, also served as our Executive Vice President, Technology and Operations from May 2003 to February 2004; as Senior Vice President, Internet Banking Operations from November 2002 to May 2003; as Senior Vice President, Internet Banking Operations and Services from July 2002 to November 2002; as Senior Vice President, Strategic Opportunities from October 2001 to July 2002; and as Senior Vice President, Operations from September 2000 to October 2001. Mr. McDoniel was previously President of First Source Group, Inc., a provider of strategic planning and consulting services to the financial services industry, from August 1993 to September 2000. Prior to joining Digital Insight, Mr. McDoniel, through First Source Group, provided consulting services to Digital Insight from October 1998 to September 2000.

Vincent R. Brennan.* Mr. Brennan has served as our Senior Vice President, Regional Accounts since February 2004. Mr. Brennan, 41, served as our Senior Vice President, Sales from February 2001 until February 2004; as Vice President, Sales from February 2000 to February 2001; and as Senior Vice President, Sales of nFront from March 1999 until its merger with the company in February 2000. From September 1998 until March 1999, he served as Senior Vice President, Sales and Marketing of nFront. Prior to joining nFront, from June 1986 until September 1998 Mr. Brennan held various positions, including Senior Vice President, Sales, with John H. Harland Co., a provider of software and printed products to financial institutions. Mr. Brennan received his BA from the University of Connecticut.

Drew E. Hyatt.* Mr. Hyatt has served as our Senior Vice President, Marketing and Sales Operations since February 2004. Mr. Hyatt, 42, served as our Senior Vice President, Products and Marketing from July 2002 until February 2004, and as Senior Vice President, Internet Banking Client Services from October 2001 to July 2002. Mr. Hyatt was previously President, Chief Executive Officer and director of ZMarket, an international business-to-business channel management provider, from September 2000 to July 2001. From November 1999 to July 2000, he was President and Chief Executive Officer of ECash Technologies, a digital currency company. Previously, Mr. Hyatt was President of the Financial Services Division of HNC Software, Inc., a provider of predictive software solutions, from November 1997 to November 1999. Mr. Hyatt received his BS in electrical engineering from Lehigh University and an MBA from The Wharton School of Business at the University of Pennsylvania.

Michael J. Deegan.* Mr. Deegan has served as our Senior Vice President, Internet Banking Services since October 2002. Prior to joining Digital Insight, Mr. Deegan, 50, held various roles at Electronic Data Services Corporation since 1989, serving most recently as Senior Vice President, Product Support. Mr. Deegan received his BA from Boston College and received additional education at the New England School of Banking.

Scott M. Pranger.* Mr. Pranger has served as our Senior Vice President, National Accounts since February 2004, and was our General Manager, Magnet Business Solutions from the completion of our merger with Magnet Communications Inc. in November 2003 until February 2004. Mr. Pranger, 40, previously served as Magnet’s Chief Operating Officer from April 2000 to November 2003, and as its Chief Marketing Officer from October 1999 through March 2000. Prior to joining Magnet, Mr. Pranger served as President and General Manager of Brokat Technologies, Inc., the North American subsidiary of Brokat Technologies AG, an e-finance solutions provider, from February 1998 to September 1999. Mr. Pranger received his BA from Southern Illinois University at Carbondale.

Robert R. Surridge.* Mr. Surridge has served as our Senior Vice President, Lending Division since November 2000. Prior to joining Digital Insight, Mr. Surridge, 40, served in various capacities at The Money

Store Inc., a provider of mortgages, home equity and home improvement loans, and lines of credit. Most recently, he served as The Money Store’s Vice President, Strategic Implementation and Development from October 1999 to October 2000; from June 1998 to September 1999, he served as its Vice President, Direct Lending Operations; and from September 1995 to May 1998, he served as its Vice President, Centralized Lending. Mr. Surridge received his BS from the University of Utah.

Katherine M. Jansen. Ms. Jansen has served as our Senior Vice President, Corporate Strategy and Development since February 2004. Ms. Jansen, 46, served as our Director of Strategic Analysis and Research from May 2000 to February 2004. Prior to joining the company, she served as Global Director of Sales for Meridien Research from October 1999 to May 2000. Prior to Meridien Research, Ms. Jansen was an Industry Director, Financial Services Strategy for Oracle Corporation from August 1997 until October 1999.

Ken E. Larson. Mr. Larson has served as our Senior Vice President, Human Resources since September 2003. Mr. Larson, 59, previously served as Chief Administrative Officer and Vice President, Human Resources at Candle Corporation from November 1996 to January 2003, and prior to that, as Senior Vice President of Human Resources at First Interstate Bank from February 1995 to March 1996. Mr. Larson received his BA from Georgetown University and an MBA from the University of Rochester.

*	“Executive Officers” as defined under Section 16 of the Securities Exchange Act 1934, as amended.

MEETINGS AND COMPENSATION OF DIRECTORS

During the year ended December 31, 2003, there were thirteen meetings of our Board of Directors. During this period, all of the directors attended or participated in more than 75% of the aggregate meetings of the Board and of the Board committees on which each served. The Board does not maintain a formal policy requiring directors to attend the annual meeting of stockholders; however, directors, particularly those who are nominees for election, are encouraged to attend. We make every effort to schedule our annual meetings at a time and place that facilitates attendance by directors, taking into account the directors’ schedules, internal and external timing requirements, and other considerations. To encourage attendance, we generally attempt to schedule our annual meeting to occur immediately before a regular meeting of the Board of Directors. Of the six directors then in office, three attended the 2003 annual meeting, including the director standing for election at that meeting.

Non-employee directors first appointed or elected after March 2001 are eligible to receive options under our 2001 Non-Employee Director Stock Option Plan, also known as the Director Plan. The Director Plan provides that each non-employee director that has served for at least six months will receive options to purchase 15,000 shares of our common stock on the day of the each annual meeting of stockholders during their term. These options will vest over a 12-month period. Certain non-employee directors received options with identical terms under the 1999 Stock Plan instead of the Director Plan. Each newly elected or appointed non-employee director will receive options under the Director Plan to purchase 50,000 shares of our common stock upon joining the Board, which will vest over a three year period. At the time of their initial appointment, non-employee directors may elect to take fewer initial and annual options grants in return for a larger commensurate cash retainer. None of the company’s current directors have made this election. The Board has the discretion to grant additional options and rights to directors under its 1997 and 1999 stock plans.

All non-employee directors also receive an annual cash retainer, payable in quarterly installments, in addition to the arrangement provided under the Director Plan described above, which consists of a basic retainer for Board membership and additional retainers for their committee service and for service as chairperson on standing committees, as follows:

Service/Membership	Basic Retainer	Chairperson Retainer
Board	$30,000	$15,000	*
Audit Committee	$10,000	$10,000
Compensation Committee	$10,000	$5,000
Nominating and Corporate Governance Committee	$5,000	$5,000

Non-employee directors are reimbursed for their reasonable expenses incurred in the course of Board and committee meeting attendance. The company’s two employee-directors are not compensated separately for serving on the Board and are not paid a retainer or additional compensation for attendance at Board or committee meetings.

*	Although Mr. Stiefler, our President and CEO, serves as Chairman of the Board, Mr. Hallman serves as the Board’s Lead Independent Director, as set forth in the section above captioned “Statement Regarding Corporate Governance and Director Independence.” As such, Mr. Hallman receives an annual cash retainer of $15,000, payable in quarterly installments.

COMMITTEES OF THE BOARD OF DIRECTORS

There are three standing committees of our Board of Directors: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Committee membership is as follows:

Director	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
DeNero			X	*	X
Dorman
Hallman			X		X
McGuire	X	*	X
North	X		X
Santora	X				X	*
Stiefler

*	Committee Chair

Audit Committee

The Board of Directors has determined that all members of the Audit Committee meet the independence and experience requirements of the Nasdaq Stock Market, as well as the independence standards established by the SEC. Additionally, the Board has determined that Mr. Santora is an “Audit Committee Financial Expert” as defined by Item 401(h) of Regulation S-K of the Securities and Exchange Act of 1934, as amended, and that each Audit Committee member has “financial sophistication” as defined by the rules set forth in the National Association of Securities Dealers Manual. The Audit Committee approves our independent public accountants, and has general oversight of the scope and process of annual audits and any other accounting-related services, legal and regulatory compliance and systems of internal controls as set forth in the Amended and Restated Audit Committee Charter adopted by the Board of Directors and attached as Exhibit A to this Proxy Statement. The Audit Committee held nine meetings during the year ended December 31, 2003. Additional information about the Audit Committee and the Audit Committee Report is set forth on page 19 of this Proxy Statement.

Compensation Committee

The Compensation Committee makes recommendations regarding our stock option plans and all matters concerning executive compensation. The Compensation Committee held seven meetings during the year ended December 31, 2003. Additional information about the Compensation Committee and the Compensation Committee Report is set forth on page 16 of this Proxy Statement.

Nominating and Corporate Governance Committee

The Board has determined that each member of the Nominating and Corporate Governance Committee is an independent member as that term is defined in the listing standards applicable to the Nasdaq Stock Market. The Committee held two meetings during the year ended December 31, 2003. The Committee’s responsibilities include:

•	Considering and making recommendations regarding director nominees, including stockholder nominees;

•	Making recommendations to the Board concerning the composition and size of the Board; and

•	Exercising oversight responsibility with respect to principles of corporate governance, and from time to time, making recommendations to the Board concerning corporate governance matters.

The Committee will consider director nominees recommended by stockholders for election to the board provided that the names of such nominees, accompanied by relevant biographical information, are submitted in writing to the company’s Secretary at our corporate headquarters. During 2003, the Committee did not receive any director nominee recommendations from a stockholder that beneficially owned more than 5% of our common stock, or from a group of stockholders that beneficially owned, in the aggregate, more than 5% of our common stock. The Committee has not adopted a formal policy with respect to minimum qualifications for Board membership, and presently weighs each nominee and potential nominee’s qualifications in light of the then-current best interests of the company and Board composition. The Committee’s process for identifying and evaluating nominees is as follows:

•	For incumbent directors whose terms are due to expire, disinterested members of the Committee review their overall service to the company during the preceding term(s), including the number of meetings attended and quality of participation, and make a recommendation to the Board as to whether nomination is appropriate; and

•	For new director candidates, the Committee utilizes its network of contacts to compile a list of potential candidates, and reviews such factors as business and financial experience and independence under the Nasdaq and SEC standards, then makes a recommendation to the Board as to whether nomination is appropriate. The Committee has in the past, and may in the future, engage a third party firm to assist, for a fee, with the identification and evaluation of potential nominees.

Stockholder Communications with the Board

Stockholders may send written communications to the Board or any directors addressed to:

Board of Directors, or name of individual director,

c/o Secretary

Digital Insight Corporation

26025 Mureau Road

Calabasas, California 91302

Communications will be compiled by our Secretary and submitted to the Board, or individual directors as appropriate, on a periodic basis. Please note, however, that stockholder proposals, including director nominations, must comply with the conditions and procedures set forth in our bylaws and applicable laws, as described in the Question and Answer section above.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation earned during the year ended December 31, 2003 by our Chief Executive Officer and each of our other four most highly compensated executive officers who earned more than $100,000 during the year ended December 31, 2003 and continue to be employed by us.

Summary Compensation Table

For Years Ended December 31, 2003, 2002 and 2001

Name and Principal Position	Year Ended December 31,	Annual Compensation			Long-Term Compensation Awards	All Other Compensation ($)
		Salary ($)	Bonus ($)		Securities Underlying Options (#)
Jeffrey E. Stiefler (1)	2003	$125,756	$200,000		675,000	$—
Chairman, President and Chief Executive Officer	2002 2001	— —	— —		— —	— —

Elizabeth S.C.S. Murray (2)	2003	256,667	105,212	(6)	60,000	—

Executive Vice President and Chief Financial Officer	2002 2001	206,731 —	75,000 —		225,000 —	— —

Joseph M. McDoniel (3)	2003	249,600	55,212	(6)	60,000	—

Executive Vice President, Product, Engineering and Operations	2002 2001	225,267 216,667	41,582 132,706	(6) (6)	31,250 90,000	— 75,221

Vincent R. Brennan (4)	2003	335,117	—		10,000	—

Senior Vice President, Regional Accounts	2002 2001	321,384 234,560	— —		22,500 30,000	— —

Drew E. Hyatt (5)	2003	216,000	56,718	(6)	20,000	57,256

Senior Vice President, Marketing and Sales Operations	2002 2001	204,788 41,667	30,000 —	(6)	35,000 125,000	59,747 —

John C. Dorman	2003	359,333	47,142	(6)	—

Former Chairman, President and Chief Executive Officer	2002 2001	332,780 316,667	61,428 40,903	(6) (6)	109,375 75,000	— —

(1)	Mr. Stiefler joined us in August 2003. He received a signing bonus of $200,000. His annualized salary for 2003 was $400,000.
(2)	Ms. Murray joined us in March 2002. She received a signing bonus of $75,000. Her annualized salary for 2002 was $250,000.
(3)	Mr. McDoniel’s bonus for 2001 includes a guaranteed bonus of $105,000 payable to him pursuant to the terms of his employment agreement. Other compensation reflects a moving relocation allowance and other compensation received by Mr. McDoniel in 2001.
(4)	Mr. Brennan’s salary information includes sales commissions paid in the applicable year.
(5)	Mr. Hyatt joined us in October 2001. His annualized salary for 2001 was $200,000. His other compensation reflects loan forgiveness for moving relocation expenses pursuant to his employment agreement with the company.
(6)	Includes bonuses earned in the prior year and paid in the year noted.

Option Grants in 2003

The table below sets forth stock option and stock purchase rights granted to each of the executive officers named in the Summary Compensation Table during the year ended December 31, 2003. A total of 122,050 options were granted in 2003 under our 1997 Stock Plan. A total of 694,450 options were granted in 2003 under our 1999 Stock Plan. In addition, we issued options to purchase 675,000 shares of our common stock as an inducement to Mr. Stiefler to serve as our Chairman, President, and CEO. No stock purchase or stock appreciation rights were granted in 2003.

All options were granted at an exercise price equal to the fair market value of our common stock, as determined by the Board of Directors, on the date of grant. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC and do not reflect our projections or estimates of future stock price growth.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2003	Exercise or Base Price Per Share ($)	Expiration Date
Name					5%	10%
Jeffrey E. Stiefler	675,000	46.19%	$19.27	8/4/2013	$8,180,190	$20,730,207
Elizabeth S.C.S. Murray	60,000	4.11	15.98	5/1/2013	602,984	1,528,080
Joseph M. McDoniel	60,000	4.11	15.98	5/1/2013	602,984	1,528,080
Vincent R. Brennan	10,000	0.68	15.98	5/1/2013	100,497	254,680
Drew E. Hyatt	20,000	1.37	15.98	5/1/2013	200,995	509,360
John C. Dorman	—	—	—	—	—	—

Aggregated Option Exercises in 2003 and Year-End Option Values

The following table sets forth, for each of the executive officers named in the Summary Compensation Table, certain information concerning the number and value of shares acquired upon exercise of stock options and stock purchase rights in 2003. Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and the closing price of our common stock on December 31, 2003.

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at 2003 Year End (#)		Value of Unexercised In-the-Money Options at 2003 Year End ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffrey E. Stiefler	—	$—	—	675,000	$—	$4,205,250
Elizabeth S.C.S. Murray	7,499	60,142	99,686	177,815	150,695	666,365
Joseph M. McDoniel	—	—	218,338	128,912	1,180,146	1,096,366
Vincent R. Brennan	16,341	139,160	64,892	32,608	440,325	348,350
Drew E. Hyatt	25,000	308,000	58,851	96,149	772,864	1,207,536
John C. Dorman	200,000	4,068,000	131,902	131,644	1,699,478	1,483,118

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Change In Control Arrangements

All of our named executive officers identified in the Summary Compensation Table above have option agreements with accelerated vesting provisions which provide that 50% of the then-unvested portion of the options will accelerate and immediately vest upon a change in control of Digital Insight.

Other Agreements

Jeffrey E. Stiefler, our Chairman, President and Chief Executive Officer, and the company are parties to an employment agreement dated August 5, 2003, which contains the following terms:

•	An initial base salary at the monthly rate of $33,333;

•	A signing bonus of $200,000;

•	Eligibility for an annual incentive bonus targeted at 70% of base salary with a maximum of 100% of base salary, and for calendar year 2003 performance, a minimum bonus of $93,333;

•	An option to purchase 675,000 shares of our common stock, with 25% vesting on the first anniversary of the grant, and the remaining shares vesting 1/36th monthly thereafter;

•	Reimbursement of all relocation expenses;

•	Continuation of base salary pay for 18 months, a lump sum payment equal to 150% of the then-current annual target bonus, and an immediate acceleration of all outstanding equity awards up to 18 months in the event of a termination without cause by the company; and

•	Continuation of base salary pay for 24 months, a lump sum payment equal to 200% of the then-current annual target bonus, and an immediate acceleration of all outstanding equity awards in the event of a termination without cause by the company, or with cause by the executive, following a change in control.

John C. Dorman, our former Chairman, President and Chief Executive Officer, and the company are parties to an employment agreement dated September 11, 2003 in connection with his previously announced retirement, which contains the following terms:

•	Mr. Dorman will serve in a non-officer position of Transition Advisor through December 31, 2004;

•	A base salary at the monthly rate of $30,833.33;

•	Eligibility for an annual incentive bonus targeted at 60% of base salary through December 31, 2003 with no further participation in any bonus plan thereafter;

•	Amendment of Mr. Dorman’s option to purchase 37,500 shares of common stock dated April 26, 2000 with an exercise price of $35.00, extending the exercise period following the date of termination from 3 months to 2 years;

•	Provided that Mr. Dorman remains employed through December 31, 2004, or in the event that he is terminated without cause before such date, the shares remaining unvested under his option grants dated

•	May 4, 2001 and May 28, 2002 will accelerate and become fully vested on December 31, 2004;

•	If terminated without cause, Mr. Dorman will be entitled to a monthly severance payment in the amount of the base salary through December 31, 2004;

•	If terminated with cause, Mr. Dorman must surrender all future pay and benefits, and resign from the Board;

•	An agreement not to compete with the business of the company at all times during which Mr. Dorman is receiving payments under the agreement; and

•	An agreement by Mr. Dorman not to solicit any employees, suppliers, or customers of the company for 12 months following the termination of the agreement.

We have entered into an indemnification agreement with each of our executive officers and directors.

COMPENSATION COMMITTEE REPORT†

The Compensation Committee reviews and reports to the Board on compensation matters, including cash and equity compensation structures and the management of the company’s employee stock option and purchase, and pension and employee welfare plans. Under the terms of its charter, the Compensation Committee is comprised of three or more directors who, in the opinion of the Board, meet the requirements of the SEC and the Nasdaq Stock Market, including applicable independence requirements. The Committee’s four non-employee directors, Messrs. DeNero (Chair), Hallman, McGuire and North, have submitted the following report on executive compensation for the year ended December 31, 2003.

Compensation Philosophy

The Compensation Committee endeavors to develop compensation structures that are competitively established relative to peer group companies of comparable size, complexity and business nature and are integrated with the company’s annual and longer-term business strategy. Our executive compensation program is designed to attract, motivate and retain a highly skilled, professional, and dedicated work force.

Executive Compensation Program Components

There are three components to our executive compensation program: (1) base pay, (2) incentive bonuses, and (3) long-term, equity-based incentive compensation in the form of stock options. In addition, employees are eligible to participate in our 401(k) plan and certain insurance plans. All employees are also eligible to participate in our Employee Stock Purchase Plan.

Base Pay

The company sets base pay at levels that reflect the external market value of a particular position in addition to the qualifications that an individual brings to that position. Generally, base pay is targeted to the median of our peer group companies of comparable size, complexity and business nature. An individual’s salary within this framework is determined on an annual basis and corresponds to the individual’s performance, responsibilities, experience, leadership, and potential future contributions.

Incentive Bonuses

The Management Incentive Program for certain managerial employees, including all executives, provides for cash awards based upon the company’s achievement of revenue and earnings per share targets, as well as various other measurable financial and non-financial targets, measured quarterly and aligned with eligible employees’ particular roles and responsibilities. Additionally, from time to time, the company deems it appropriate to offer cash bonuses to prospective executive officer candidates to encourage them to join the company.

Long-Term, Equity-Based Incentive Compensation

The long-term incentive component of our executive compensation plan consists of options to purchase shares of our common stock and is structured to align the interests of our employees and our stockholders. To encourage sustained performance, the options generally vest over a four-year period and are exercisable only if an executive is then an employee of Digital Insight. Stock options are awarded with an exercise price equal to the

†	The Compensation Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings of Digital Insight pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Digital Insight specifically incorporates the Compensation Committee Report by reference therein. The report shall not be deemed soliciting material or otherwise deemed filed under either such Act.

fair market value of the common stock on the date of grant. Accordingly, an executive is rewarded only if our stockholders receive the benefit of appreciation in the price of the common stock. Because long-term options vest over time, we periodically grant new options to provide continuing incentives for future performance. The eligibility for and size of periodic option grants is determined based on an employee’s scope of accountability, recent and long-term performance, and other factors, as determined by our management and the Compensation Committee. These factors include the assessment of anticipated individual contributions to the company’s success and the adequacy of previously granted options in providing incentives for performance and retention of the employee. During 2003, our executive officers were granted supplemental stock options with monthly vesting over four years.

Annual Reviews

The Compensation Committee reviews its executive compensation plan policies and programs, as well as data from both general industry and peer group companies annually and determines what changes, if any, are appropriate for the following year. In addition, the Compensation Committee reviews the performance of the Chief Executive Officer and, with his assistance, the individual performance of the other executive officers. The Compensation Committee then makes recommendations to the Board of Directors for consideration and final approval of all material compensation matters.

Compensation of the Chief Executive Officer

The Compensation Committee reviews the performance and compensation of the Chief Executive Officer annually based on the assessment of his past performance and its expectation of his future contributions to the company’s performance. Mr. Stiefler has served as our Chief Executive Officer since August 2003. In recruiting Mr. Stiefler and in setting his compensation levels, the Compensation Committee used the policies and practices described above to establish Mr. Stiefler’s compensation in 2003, which included a base salary of $400,000 annualized, and a $200,000 signing bonus. Mr. Stiefler was eligible to receive a bonus based on the company’s achievement of certain specified targets under the management incentive bonus plan for 2003 targeted at 70% of his base salary, and is entitled to a minimum bonus of $93,333 for his calendar year 2003 performance. The Compensation Committee believes that Mr. Stiefler’s total compensation for 2003 was in line with the total cash compensation paid to chief executive officers by comparable companies. Mr. Stiefler’s current base salary for 2004 is $400,000. Mr. Stiefler received an option to purchase 675,000 shares of our common stock in 2003 which vests over a four-year term, as identified in the Executive Compensation section above. Mr. Stiefler may be eligible to receive a raise in base salary and additional equity compensation during 2004, depending upon the Compensation Committee’s assessment of his performance and the company’s achievement of specified objectives.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1 million paid to the executives named in our Summary Compensation Table. Certain compensation is exempt from the deduction limit to the extent it does not exceed $1 million during any reporting year or is “performance based” as defined by Section 162(m). Section 162(m) should not affect the deductibility of compensation paid to our executive officers for the foreseeable future. The majority of the options available for grant under the 1997 and 1999 Stock Plans will comply with Section 162(m), so that compensation resulting from these stock options will not be counted toward the $1 million limit on deductible compensation under Section 162(m). The Compensation Committee has not formulated any policy with respect to qualifying other types of compensation for deductibility under Section 162(m).

Submitted by the Compensation Committee

Henry T. DeNero, Chair

Michael R. Hallman

James H. McGuire

Robert L. North

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. DeNero (Chair), Hallman, McGuire and North, each of whom is a non-employee director of the company. None of our executive officers serve as a director or member of the Compensation Committee or any Board committee performing equivalent functions for another entity that has one or more executive officers serving on the Board of Directors of Digital Insight.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act 1934 requires our directors and executive officers and persons who own beneficially more than 10% of our common stock to file reports of ownership and changes in ownership of such stock with the SEC. To our knowledge, based solely on review of copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2003, all Section 16(a) filing requirements applicable to the directors, executive officers and greater than 10% beneficial owners were complied with by such persons.

AUDIT COMMITTEE REPORT†

The Audit Committee of the Board of Directors operates under a written charter restated and adopted by the Board of Directors on September 11, 2003, and serves as the representative of the Board for general oversight of our financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. Our management has primary responsibility for preparing our financial statements and our financial reporting process. Our independent public accountants during the year ending December 31, 2003, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of our audited financial statements for the year ending December 31, 2003 to accounting principles generally accepted in the United States. The Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements of Digital Insight as of December 31, 2002 and 2003 and for each of the three years in the period ended December 31, 2003.

2.	The Audit Committee has discussed with the independent public accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380).

3.	The Audit Committee has received the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and had a discussion with the independent public accountants about their independence.

4.	Based on the review and discussions referred to in paragraphs (1) through (3) above, and relying thereon, the Audit Committee recommended to the Board of Directors of Digital Insight, and the Board has approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003, and be filed with the SEC.

Change in Independent Public Accountants

On March 26, 2004, the Board and its Audit Committee engaged Deloitte & Touche LLP to serve as the company’s independent public accountants for the year ending December 31, 2004. PricewaterhouseCoopers LLP previously served as our independent accountants until March 22, 2004. During the two most recent fiscal years and through March 22, 2004, we did not consult with Deloitte & Touche LLP regarding any of the following:

1.	The application of accounting principles to a specified transaction, either completed or proposed;

2.	The type of audit opinion that might be rendered on our financial statements, and one of the following was provided to us by Deloitte & Touche LLP: (a) a written report, or (b) oral advice that Deloitte & Touche LLP concluded was an important factor considered by the company in reaching a decision as to an accounting, auditing or financial reporting issue;

3.	Any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K; or

4.	A reportable event, as that item is defined in Item 304(a)(1)(v) of Regulation S-K.

The reports of our former independent public accountants, PricewaterhouseCoopers LLP, on our financial statements for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for the two most recent fiscal years through March 22, 2004, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure,

†	The Audit Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings of Digital Insight pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Digital Insight specifically incorporates the Audit Committee Report by reference therein. The report shall not be deemed soliciting material or otherwise deemed filed under either such Act.

which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused it to make reference thereto in its reports on the financial statements for such years. During the two most recent fiscal years and through March 22, 2004, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). We provided PricewaterhouseCoopers LLP with a copy of the foregoing disclosures. A copy of PricewaterhouseCoopers LLP’s letter, dated March 26, 2004, stating its agreement with such statements, is incorporated by reference to Exhibit 16.1 attached to the Current Report on Form 8-K filed with the SEC on March 26, 2004.

We have requested that representatives of PricewaterhouseCoopers LLP be present at the annual meeting to make a statement, if they so choose, and to respond to appropriate questions from stockholders.

Fees to Independent Public Accountants

The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP for audit services rendered in connection with the consolidated financial statements and reports for fiscal years 2002 and 2003, and for other services rendered during such years on behalf of the company, as well as out-of-pocket costs incurred in connection with such services.

Type of Fees Billed	2002	2003
Audit Fees
Professional services rendered for the audit of annual consolidated financial statements, for the review of the financial statements included in our Form 10-Qs, and for services that are normally provided by the accountant in connection with statutory and regulatory filings and engagements.	$263,075	$205,725

Audit-related Fees
Professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements. These services include employee benefit plan audits, accounting consultations in connection with acquisitions, and consultations concerning financial accounting and reporting standards.	213,617	200,765

Tax Fees
Professional services rendered for tax compliance, tax consulting and tax planning.	194,441	240,082

All Other Fees
Products and/or services provided other than the services reported above. These services include human resources consulting in 2002 and the purchase of research software in 2003.	35,500	1,400

Total Fees	706,633	647,972

As described in our charter, it is the Audit Committee’s policy and procedure to review and consider, and where appropriate, pre-approve, all audit and non-audit engagement services to be performed by our independent public accountants. The Audit Committee’s audit and non-audit services pre-approval policy is set forth in section (D) of our Audit Committee charter. In accordance with that policy, during 2003, the Audit Committee approved all “audit fees,” “audit-related fees,” “tax fees,” and “all other fees” in each case after obtaining an understanding of the services to be rendered and subject to a specific budget.

Submitted by the Audit Committee

James H. McGuire, Chair

Robert L. North

Greg J. Santora

STOCK PERFORMANCE GRAPH†

The following line-graph provides a comparison of the cumulative total stockholder return on our common stock for the period from October 1, 1999, the date of our initial public offering, through December 31, 2003, against the cumulative stockholder return during such period achieved by the Nasdaq Stock Market (U.S. Companies) and the Interactive Week Internet Index (IIX). All amounts have been calculated as if all dividends were reinvested.

DIGITAL INSIGHT CORP
CUMULATIVE TOTAL RETURN

	10/1/99	12/99	12/00	12/01	12/02	12/03
Digital Insight Corp.	100	243	120	149	58	166
Nasdaq Stock Market (US)	100	148	89	71	49	73
Interactive Week Internet Index	100	178	87	45	26	45

†	Assumes $100 invested in our initial public offering on October 1, 1999 in Digital Insight common stock, the Nasdaq Stock Market (U.S. Companies) Index, and the Interactive Week Internet Index (IIX), and assumes reinvestment of dividends. The total stockholder returns shown are not necessarily indicative of future returns. The Stock Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities and Exchange Act of 1934, except to the extent that the company specifically requests that such information be treated as soliciting material or specifically incorporates them by reference into a filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The common stock is our only outstanding class of voting securities. The following table sets forth the amount and percent of shares of common stock which, as of March 31, 2004, are deemed under the rules of the SEC to be “beneficially owned” by each member of our Board of Directors, by each nominee to become a member of the Board of Directors, by each of our executive officers named in the Summary Compensation Table, by all directors, nominees and executive officers as a group, and by any person or “group” (as that term is used in the Securities Exchange Act of 1934, as amended) known to us as of that date to be a “beneficial owner” of more than 5% of the outstanding shares of our common stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned	% Owned
5% Stockholders:
Nasser J. Kazeminy and affiliated entities (1)	2,250,905	6.4%
Brown Capital Holdings Incorporated (2)	2,240,080	6.4%

Directors and Executive Officers (3)
Jeffrey E. Stiefler	—	*
Vincent R. Brennan	94,933	*
Henry T. DeNero	41,388	*
John C. Dorman	549,596	1.6%
Michael R. Hallman	92,500	*
Drew E. Hyatt	78,029	*
Joseph M. McDoniel	264,218	*
James H. McGuire	134,349	*
Elizabeth S.C.S. Murray	130,073	*
Robert L. North	105,500	*
Greg J. Santora	41,388	*

All directors and officers as a group (14 persons)	1,562,295	4.5%

*	Less than 1%

(1)	The address of record for Nasser J. Kazeminy is 760 Island Drive, Palm Beach Florida 33480. The address of record for Exponential Partners II Limited Partnership is 3960 Howard Hughes Parkway, Fifth Floor, Las Vegas, Nevada 89109. This information was obtained from a Schedule 13G/A filed with the SEC on February 17, 2004. According to Schedule 13G, Nasser J. Kazeminy is the sole limited partner of Exponential Partners II Limited Partnership and the sole member of NJK Investments, LLC, which is the sole general partner of Exponential Partners II Limited Partnership. As disclosed on the Schedule 13G/A, Exponential Partners II Limited Partnership beneficially owns 1,506,413 shares of our common stock. In addition, Mr. Kazeminy, Nader C. Kazeminy and James A. Vose are trustees of the Trust for the Benefit of Nader C. Kazeminy and share voting authority over the 372,146 shares held in that trust. Nasser Kazeminy, Nader C. Kazeminy and James A. Vose are trustees for the Trust for the Benefit of Tanya Mackay and share voting authority over the 372,346 shares held in that trust. Mr. Kazeminy disclaims beneficial ownership of the shares held by these trusts.
(2)	The address of record for Brown Capital Holdings Incorporated is 901 South Bond Street, Suite 400, Baltimore, Maryland 21231. A 13G was filed on February 13, 2004.
(3)	The address of each director and officer is c/o Digital Insight Corporation, 26025 Mureau Road, Calabasas, California 91302.

[Front of Proxy Card]

Digital Insight Corporation

26025 Mureau Road

Calabasas, California 91302

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jeffrey E. Stiefler and Elizabeth S.C.S. Murray, and each of them, with full power of substitution, as proxy, to represent and vote all the shares of common stock of Digital Insight Corporation held of record by the undersigned on March 31, 2004, at the annual meeting of stockholders to be held on May 24, 2004 or any adjournment thereof, as designated on the reverse side hereof and in their discretion as to other matters.

Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

(Please date and sign on reverse)

(Continued on reverse side)

[Back of Proxy Card]

☒	please mark
votes as in
this example.

The shares represented by this proxy will be voted as directed by the stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted “FOR” the Proposals.

The Board of Directors recommends a vote “FOR” the named nominees and “FOR” Proposal 2.

1. Election of the following Nominees as Directors:

Nominees:	(01) Michael R. Hallman and (02) Greg J. Santora

☐	☐
FOR ALL NOMINEES	WITHHELD FROM ALL NOMINEES

☐ _____________________ For all nominees except as written above

2. Approval of the appointment of Deloitte & Touche LLP as independent public accountants of Digital Insight for the year ending December 31, 2004.

FOR	AGAINST	ABSTAIN

☐	☐	☐

I PLAN TO ATTEND MEETING ☐

PLEASE MARK, DATE AND SIGN YOUR NAME APPEARS AT LEFT AND RETURN IN THE

ENCLOSED ENVELOPE.

Date

Signature

Signature if held jointly